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                                                                   Exhibit 10.20

                             CONSULTING AGREEMENT


     This Consulting Agreement (the "Agreement") is entered into effective as of
          , 1999 by and between Mission Critical Software, Inc., a Delaware
corporation ("MCS"), and          , a resident of            (the "Consultant").


                                   RECITALS:

WHEREAS, prior to        the Consultant has been involved with MCS as a member
of the Board of Directors and formerly as an executive officer;

WHEREAS, effective     , (i) the Consultant has resigned from his position as a
member of the Board of Directors of MCS and (ii) MCS and the Consultant desire for the Consultant to continue as a Service Provider in appreciation of the Consultant's past services and as consideration for the covenants contained herein;

NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein, MCS and the Consultant hereby agree as follows:

                                   ARTICLE I

                                  Resignation
                                 ------------

1.1  The Consultant's hereby resigns his position as a member of the Board of
     Directors of MCS effective as of       .  In consideration for this
     Agreement, MCS shall provide the Consultant with the benefits outlined in
     Section 1.2 of this Agreement and the consulting arrangement set forth in
     Article II of this Agreement. In consideration of the benefit package provided herein, the Consultant shall abide by the covenants herein.

1.2  On        , the Consultant was granted stock options under the MCS 1997
     Stock Option Plan (the "Plan") to purchase        shares of the MCS Common
     Stock ("MCS Common Stock"), which vest over a four-year period starting on
             . This grant was evidenced by that certain Stock Option Agreement No. (the "Option Agreement"). These stock options are hereafter referred to as the "Stock Options". During the term of this Consulting Agreement, such Stock Options shall continue to vest on the terms set forth in the Option Agreement and the Plan as long as the Consultant continues to provide services to MCS hereunder.

1.3 MCS shall not be obligated to provide any other benefits other than those provided for by this Agreement.
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                                   ARTICLE II

                             Consulting Arrangement
                             ----------------------

2.1  The term of this consulting arrangement shall begin        and shall
     terminate on           .  During the term of this consulting arrangement,
     the Consultant shall advise the management of MCS with respect to the operation and management of MCS and shall perform such duties and render such advise as shall be mutually agreeable to MCS and the Consultant. During the term of this Agreement, the Consultant agrees that he will serve MCS faithfully, diligently and to the best of his ability under the direction of the Chief Executive Officer of MCS and will promote and further the interests of MCS consistent with the terms hereof.

2.2 In consideration of the services to be performed by the Consultant under this consulting arrangement, the Consultant shall receive the benefits set forth in Section 1.2 hereof. Any travel or other expenses to be incurred by the Consultant in performing consulting services requested by MCS from time to time must be pre-approved in writing by the Chief Executive Officer or Chief Financial Officer of MCS.

                                  ARTICLE III

                   Nondisclosure and Noncompetition Covenants
                   ------------------------------------------

3.1 a. The Consultant agrees that during the term of his consulting arrangement set forth in Article II hereof, he shall not, without MCS' prior written consent, as a principal, employee, consultant, partner, or stockholder of, or in any other capacity with, any "business enterprise" (as that term is defined below) (other than in any capacity as a holder of not more than 1% of the combined voting power of the outstanding stock of a publicly held company) engage in competition with MCS or develop, market, sell, and/or distribute products or services competitive with those of MCS. As used herein, the term "business enterprise" shall mean any corporation, partnership, association, sole proprietorship or any other entity competing with MCS or directly involved in the development, marketing, sales, and/or distribution of products or services which are competitive with the products and services developed and marketed by MCS. The Consultant further agrees that he will not in any way, directly or indirectly, represent himself or anyone in his employment as being representatives of MCS. In consideration for this covenant, MCS has provided and may provide the Consultant with confidential information designed to assist the Consultant in performing any consulting services pursuant to Article II, which confidential information the Consultant has previously agreed herein not to disclose or use except to the benefit of MCS and to return to MCS immediately upon resignation or termination of the Consultant's employment with MCS or upon termination of the term of the consulting arrangement, whichever is later.

     b. The Consultant agrees that during the term of the consulting arrangement set forth in Article II hereof he will not recruit, solicit, or assist others in recruiting or soliciting, the employment of any person who is at that time an employee of MCS or any of its affiliates, or otherwise interfere with MCS's lawful employment relationship with any of its employees.

     c. The Consultant hereby agrees that he will not disclose, publish, or disseminate any Confidential Information to anyone, and the Consultant agrees to use his best efforts to prevent any unauthorized use, disclosure, publication, or dissemination of any Confidential Information. The Consultant also agrees not to use Confidential Information for his own or any third party's

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     benefit without the prior written approval of an authorized representative of MCS in each instance. Within ten business days of receipt of MCS's written request, the Consultant will return to MCS all documents, records and copies thereof, containing Confidential Information fixed in any tangible medium, and in any form or format. "Confidential Information" means any MCS proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customers, customer lists, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed by MCS either directly or indirectly in writing, orally or by drawings or inspection of parts or equipment.

3.2 Subject to the requirements of any applicable securities or other laws, the Consultant agrees that he shall not at any time make any statement or representation, written or oral, which the Consultant knows or should know will, or which he knows or should know is reasonably likely to, impair or adversely affect in any way the reputation, goodwill, business, client, customer or supplier relationships, public relations, or public market for securities of MCS or any of its Affiliates.

                                   ARTICLE IV
                              Additional Covenants
                              --------------------

4.1 The Consultant and MCS agree to keep confidential and to not disclose any settlement negotiations between them, including the terms of this Agreement. If the Consultant violates the terms of this Agreement, the Consultant shall forfeit immediately to MCS the settlement consideration of the additional compensation paid to the Consultant in accordance with this Agreement.

4.2 The Consultant warrants that he is of legal age and sound mind and is legally competent to execute this Agreement and does execute this Agreement without duress. Each signatory warrants that he executes this Agreement of his own free will and accord, without reliance on any statement, act, or representation of any kind or character not expressly set forth herein. The Consultant acknowledges that he has had adequate time to review and consider this Agreement, and, as a result, enters into this Agreement willingly and voluntarily.

4.3 The Consultant hereby agrees to sign the Lock-up Agreement required of all major stockholders by Hambrecht & Quist ("H&Q") in connection with an initial public offering of MCS capital stock.

                                   ARTICLE V
                                 Miscellaneous
                                 -------------

5.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, irrespective of the conflict of laws rules. If MCS and the Consultant disagree with respect to whether the Consultant or MCS breached any of the terms or conditions of this Agreement, or if either MCS or the Consultant has a controversy, claim, or dispute against the other arising out of or related to the terms and conditions of the Consultant's employment with MCS and/or the breach of any term or condition of the Consultant's employment with MCS, the disagreement shall be settled exclusively by binding arbitration in accordance with the Texas General Arbitration Act and the applicable rules and procedures of the American Arbitration Association.

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     Judicial proceedings may be commenced only to force arbitration or to enforce the results of arbitration; provided that such prohibition shall not apply in the event that a court-ordered injunction is an appropriate remedy for a breach of either party's obligations of confidentiality or for an infringement by either party of the intellectual property rights of the other party. No arbitration shall commence later than twenty-five (25) days before the expiration of the applicable statute of limitations. The arbitration shall be held in Houston, Texas before a panel of three arbitrators selected in accordance with the Commercial Rules of the American Arbitration Association, each of whom shall be licensed to practice law. Each party shall bear its own expense of arbitration, unless otherwise determined by the arbitrator. The arbitrator may award pre-award interest but shall not award punitive damages. The parties will cooperate in good faith to begin the final arbitration hearing within 60 days after an arbitration claim is filed, or as soon thereafter as practicable.

5.2 The Consultant has been advised to discuss this Agreement with an attorney of his choice before signing it, and is freely and voluntarily signing this document in exchange for the promises and consideration provided by MCS under this Agreement. The Consultant and MCS further acknowledge that no provisions hereof shall be construed against either the Consultant or MCS by virtue of the activities of such party or its attorney in the preparation and execution of this Agreement.

5.3 This Agreement and the agreements attached hereto as exhibits supersede all prior written or oral agreements or understandings between the Consultant and MCS, its officers, directors, employees, subsidiaries, parent, and affiliated entities, relating to the Consultant's provision of services for MCS after the date hereof. This Agreement and the agreements attached hereto as exhibits represent the full understanding between the Consultant and MCS regarding the subject matter hereof, and no parol evidence shall be relevant to supplement or explain this Agreement or the agreements attached hereto as exhibits.

5.4 This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable legal requirements. If any provision of this Agreement or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of the Agreement in which such provision is contained nor the application of such provision to other persons or circumstances shall be affected thereby; but, rather, this Agreement shall be enforced to the greatest extent permitted by law.

IN WITNESS WHEREOF, the undersigned have executed this Consulting Agreement effective as of _________.


________________________________




MISSION CRITICAL SOFTWARE, INC.

By: ______________________________________
     Michael S. Bennett, President and CEO

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                                ACKNOWLEDGEMENT
                                ---------------


STATE OF TEXAS          )
                        )
COUNTY OF               )


   BEFORE ME, the undersigned authority, on this day personally appeared ____________________, known to me to be the person who executed the foregoing instrument.

   GIVEN UNDER MY HAND AND SEAL OF OFFICE this _____________ day of ____________________, 199____.


                                    ______________________________________
                                    NOTARY PUBLIC IN AND FOR
                                    THE STATE OF TEXAS
                                    MY COMMISSION EXPIRES:  ____________



STATE OF TEXAS          )
                        )
COUNTY OF HARRIS        )

     BEFORE ME, the undersigned authority, on this day personally appeared Michael S. Bennett of Mission Critical Software, Inc., known to me to be the person who executed the forgoing instrument, and he acknowledged to me that such corporation executed the same, as the act and deed of said corporation and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this _____________________ day of __________________________, 199__.



                                    ______________________________________
                                    NOTARY PUBLIC IN AND FOR
                                    THE STATE OF TEXAS
                                    MY COMMISSION EXPIRES:  ____________

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